TASTY BAKING COMPANY AND SUBSIDIARIES

                         SUBSIDIARIES of THE REGISTRANT





The Registrant owns, directly or indirectly, 100% of the outstanding capital stock of the following subsidiaries:



       Business Name of Corporation            Jurisdiction of Incorporation
       ----------------------------            -----------------------------

       TBC Financial Services, Inc.                         Pennsylvania
       Tasty Baking Oxford, Inc.                            Pennsylvania
       Tastykake Investment Company                         Delaware


The aforementioned is included in the Consolidated Financial Statements of the Registrant filed herewith.








                                   EXHIBIT 21